SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

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Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Interlott Technologies

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 3, 2001
VOTING
STOCK OWNERSHIP
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — APPROVAL OF AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDERS’ PROPOSALS FOR 2002 ANNUAL MEETING
OTHER BUSINESS
EXHIBIT A
EXHIBIT B

INTERLOTT TECHNOLOGIES, INC.

NOTICE OF
2001 ANNUAL MEETING
AND
PROXY STATEMENT

April 4, 2001

Dear Stockholder:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Interlott Technologies, Inc. to be held at the Holiday Inn Cincinnati North located at Interstate 275 and Route 42 (Exit 46), Cincinnati, Ohio, on Thursday, May 3, 2001, at 10:00 a.m., local time.

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we also will report on the operations of the Company during the past year, and the directors and officers of the Company will be present to respond to appropriate questions from stockholders.

      I hope that you will be able to attend the Annual Meeting. If you plan to attend, please mark the box at the bottom of your proxy card so that we can make appropriate arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the Annual Meeting even if you are unable to attend.

Sincerely,

L. Rogers Wells, Jr. Chairman of the Board

INTERLOTT TECHNOLOGIES, INC.

7697 Innovation Way
Mason, Ohio 45040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2001

      NOTICE HEREBY IS GIVEN that the 2001 Annual Meeting of Stockholders of Interlott Technologies, Inc. (the “Company”) will be held at the Holiday Inn Cincinnati North located at Interstate 275 and Route 42 (Exit 46), Cincinnati, Ohio on Thursday, May 3, 2001 at 10:00 a.m., local time, for the purpose of:

1.	Electing two directors to serve until the 2004 Annual Meeting of Stockholders;

2.	Approving the amended and restated Interlott Technologies, Inc. 1994 Stock Incentive Plan;

3.	Ratifying the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

4.	Transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Information relating to matters 1, 2 and 3 above is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 30, 2001 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. A list of stockholders of the Company as of the close of business on March 30, 2001 will be available for inspection during normal business hours from April 23, 2001 through May 3, 2001 at the headquarters of the Company, 7697 Innovation Way, Mason, Ohio.

By Order of the Board of Directors

Gary S. Bell Secretary

Cincinnati, Ohio
April 4, 2001

Please read the attached Proxy Statement and then promptly complete, execute and return the enclosed proxy card in the accompanying postage-paid envelope. You can spare your Company the expense of further proxy solicitation by returning your proxy card promptly. If you attend the Annual Meeting, you may revoke the proxy and vote in person if you so desire.

INTERLOTT TECHNOLOGIES, INC.
_________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2001
___________________

      This Proxy Statement is furnished to the stockholders of Interlott Technologies, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2001 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”).

      This Proxy Statement and the accompanying proxy card are first being sent or given to stockholders on approximately April 4, 2001.

VOTING

General

      The Company’s only voting security is its Common Stock, $.01 par value per share. Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting was March 30, 2001. On the record date, 6,432,024 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting. All numbers of shares of Common Stock given in this Proxy Statement reflect the Company’s 2-for-1 stock split on December 20, 2000.

Quorum and Vote Required

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote will constitute a quorum. In counting the shares represented at the Annual Meeting to determine whether a quorum exists, shares which are withheld or abstained from voting will be considered to be entitled to vote and will count toward the quorum.

      In accordance with Delaware law and the Company’s Bylaws, and assuming a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors (Proposal 1). As a result, votes that are withheld on the proposal will have no effect. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the Company’s amended and restated 1994 Stock Incentive Plan (Proposal 2) and to ratify the Board of Directors’ appointment of the Company’s independent auditors (Proposal 3). As a result, an abstention on either of these proposals will have the same effect as a vote against the proposal.

      Mr. L. Rogers Wells, Jr., who owns a majority of the outstanding Company’s Common Stock, has advised the Company that he intends to vote all of his shares in favor of each of the three proposals. Accordingly, adoption of the proposals is assured.

Proxies; Other Matters That May Come Before the Annual Meeting

      The accompanying proxy card is for use at the Annual Meeting if you are unable to attend in person or are able to attend but do not wish to vote in person. Please specify your choices with regard to each proposal on the enclosed proxy card and then sign and date the proxy card and mail it to us in the enclosed postage paid envelope. All properly executed and dated proxy cards received by the Company in time to be voted at the Annual Meeting and not revoked will be voted in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted “FOR” the nominees for director and “FOR” Proposals 2 and 3. If any nominee for election as a director should become unable to serve for any reason and the Board of Directors designates a substitute nominee, the persons named as proxies on the proxy cards will vote all valid proxy cards for the election of the substitute nominee.

      The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. The date established in the Bylaws by which stockholders who desire to submit nominations for director or other proposals for presentation to the stockholders at the Annual Meeting has passed, and therefore no director nominations or other matters may be proposed by stockholders for action at the Annual Meeting.

      The giving of a proxy does not affect your right to vote in person at the Annual Meeting. You have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to Gary S. Bell, the Secretary of the Company, at 7697 Innovation Way, Mason, Ohio 45040; by executing and delivering to Mr. Bell a proxy card bearing a later date; or by voting in person at the Annual Meeting. If you will not be attending the Annual Meeting, you should return your proxy or any notice in time for receipt no later than the close of business on the day preceding the Annual Meeting.

      In addition to soliciting proxies directly, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to these persons. The Company will pay all expenses related to its solicitation of proxies.

STOCK OWNERSHIP

      The following table sets forth information, as of December 31, 2000, regarding the beneficial ownership of the Company’s Common Stock by (a) each person who is known by the Company to own more than 5% of the Common Stock, (b) each director and person named in the Summary Compensation Table individually and (c) all directors and executive officers as a group.

	Shares		Percent
	Beneficially		of Class
Name of Beneficial Owner	Owned (1)		Owned

Lloyd I. Miller III	616,000	(2)	9.6%

L. Rogers Wells, Jr.	3,574,750	(3)	54.3%

Edmund F. Turek	389,250	(4)	6.0%

Gary S. Bell	22,250		*

Dennis W. Blazer	7,819		*

Kazmier J. Kasper	26,250		*

H. Jean Marshall-McEntire	17,250		*

David F. Nichols	47,776		*

Thomas W. Stokes	9,717		*

John J. Wingfield	28,250		*

All directors and executive officers as a group (9 persons)	4,123,312		60.8%

*	Less than one percent.

(1)	Except as noted below, the named persons have sole voting and investment power with regard to all shares shown as beneficially owned by them. Includes the following numbers of shares which may be acquired upon exercise of stock options which were exercisable on, or became exercisable within 60 days after, December 31, 2000: Mr. Wells, 154,750 shares; Mr. Turek, 44,250 shares; Mr. Bell, 22,250 shares; Mr. Blazer, 5,750 shares; Mr. Kasper, 22,250 shares; Ms. Marshall-McEntire, 17,250 shares; Mr. Nichols, 46,750 shares; Mr. Stokes, 9,500 shares; Mr. Wingfield, 22,250 shares; and all directors and executive officers as a group, 345,000 shares.

(2)	Mr. Miller reports having sole voting and dispositive power over 399,800 shares and shared voting and dispositive power over 216,200 shares. Mr. Miller’s address is 4550 Gordon Drive, Naples, Florida 34102.

(3)	Mr. Wells’ address is 7697 Innovation Way, Mason, Ohio 45040.

(4)	Includes 65,000 shares owned by Mr. Turek’s wife. Mr. Turek’s address is 7697 Innovation Way, Mason, Ohio 45040.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

      The Board of Directors of the Company currently consists of seven members who are divided into three classes as nearly equal in number as possible. The directors in each class are elected by the stockholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year at the Annual Meeting of Stockholders.

      At the Annual Meeting, the terms of Kazmier J. Kasper and H. Jean Marshall-McEntire will expire. The Board of Directors has nominated each of these individuals to stand for re-election as a director for a three-year term which will expire at the 2004 Annual Meeting of Stockholders. If a nominee should be unable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee, allow the vacancy to remain open until a suitable candidate is located, or by resolution provide for a lesser number of directors.

      The Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to re-elect Kazmier J. Kasper and H. Jean Marshall-McEntire as directors.

Information Regarding Nominees and Continuing Directors

      The following table sets forth information regarding the nominees for director as well as the incumbent directors whose terms will continue following the Annual Meeting.

Nominees for Director to Serve Until the 2004 Annual Meeting of Stockholders

Kazmier J. Kasper	Mr. Kasper, age 54, has been President and owner of Algonquin Industries, Inc. and Hi-Tech Metals, Inc. in Bellingham, Massachusetts since 1974. These two companies manufacture machine parts for the computer, optic, robotic, gaming, environmental, biomedical and electromechanical industries. Mr. Kasper has been a director of the Company since 1993.

H. Jean Marshall-McEntire	Ms. Marshall-McEntire, age 55, has been a director of the Company since 1993. She was a consultant to the Company for special projects related to marketing from 1997 to 1998 and was the Company’s Vice President — Marketing from 1993 to 1997 and the Company’s Director of Retailer Relations from 1992 until 1993. In these capacities, she was primarily responsible for marketing to the lotteries and vendor support services for the Company. Ms. Marshall-McEntire served from 1983 to 1987 as Regional Manager and then as Regional Coordinator of the Ohio Lottery Commission. From 1987 to 1989 she was an Account Manager for British American Bank Note Company, a Canadian manufacturer of instant lottery tickets. In 1989, she served as a consultant for the Ohio Department of Rehabilitation and Corrections, Bureau of Community Services. Ms. Marshall-

McEntire returned to the Ohio Lottery in 1990 as Deputy Director of Sales. She currently serves as Project Coordinator for the Coalition of Neighborhoods, a charitable agency that services and coordinates neighborhood activities.

Directors with Terms Expiring at the 2002 Annual Meeting of Stockholders

David F. Nichols	Mr. Nichols, age 39, has been President of the Company since 1997 and Chief Executive Officer since April 1999. Mr. Nichols served as Senior Vice President of Sales and Marketing of the Company from 1994 to 1997 and as Vice President — Operations of the Company from 1993 until 1994. From 1991 to 1992, he was Executive Director of the Board of Tax Appeals of the Commonwealth of Kentucky. From 1990 to 1991, Mr. Nichols was Principal Assistant to the Secretary of Finance and Administration for the Commonwealth of Kentucky, and from 1989 to 1990 he was Principal Assistant to the Kentucky Office for Social Security. During 1988, Mr. Nichols was Deputy Director of the Kentucky Democratic Party. Mr. Nichols has been a director of the Company since 1997.

John J. Wingfield	Mr. Wingfield, age 54, has been Vice President - Investments of A.G. Edwards & Sons, Inc., a stock brokerage firm, since 1995. Mr. Wingfield is Manager of A.G. Edwards’ Louisville office and its satellite office in New Albany, Indiana. He was First Vice President of Stifel, Nicolaus & Company Incorporated, a stock brokerage firm, from 1985 until 1995 and has been a registered stock broker since 1973. Mr. Wingfield has been a director of the Company since 1994.

Directors with Terms Expiring at the 2003 Annual Meeting of Stockholders

Gary S. Bell	Mr. Bell, age 50, has been Secretary and Treasurer of the Company since 1993. He is President of International Investments, Inc., an investment company owned by Mr. L. Rogers Wells, Jr., and previously served as Chief Financial Officer of that company from 1995 until 1997 and during 1993 and 1994. He has been an independent business and financial consultant since 1994 and holds various business interests in a number of small, closely-held partnerships and corporations. Mr. Bell was a commercial loan officer for Peoples Bank & Trust Company, Greensburg, Kentucky from 1997 to 1999. From 1982 until 1993, he served in various positions with The New Farmers National Bank of Glasgow and its holding company, Commonwealth Bancorp, including Executive Vice President and Chief Credit Officer of The New Farmers National Bank of Glasgow from 1986 until 1993. Mr. Bell also served as Chief Credit Officer of Bowling Green Bank & Trust Company, N.A.,

another subsidiary of Commonwealth Bancorp, from 1991 until 1993. Mr. Bell has been a director of the Company since 1993.

Edmund F. Turek	Mr. Turek, age 74, was Vice Chairman of the Board of Directors of the Company from 1997 through February 1999 and has been a director of the Company since 1990. Mr. Turek served as Chairman of the Board, President and Chief Executive Officer of the Company from 1990 to 1992 and continued to serve as President of the Company until 1997, when he was appointed Vice Chairman. Mr. Turek began to develop the Company’s instant ticket vending machine in 1987 and has guided product development through several models for instant ticket, telephone and smart card dispensing. Mr. Turek was Vice President of Peripheral Products in the computer division of SCI Systems, Inc. from 1984 to 1989 where he developed business opportunities in the commercial market for the design and manufacture of computer products. Prior to that time Mr. Turek held management, product development and operations positions with various companies in the computer and aerospace industries.

L. Rogers Wells, Jr.	Mr. Wells, age 63, is Chairman of the Board and served as Chief Executive Officer of the Company until April 1999. He has been the principal stockholder of the Company since 1992. Mr. Wells served as a director of the Company from 1992, and as Chairman of the Board and Chief Executive Officer of the Company from 1993, until his resignation from these positions in October 1994. He was re-elected to these positions in February 1995. In addition, Mr. Wells owns American Materials, Incorporated, which assembles and distributes automobile and truck components and serves as a regional warehousing and distribution center for various businesses. Mr. Wells also owns International Investments, Inc., which invests in and provides financing to various businesses. From 1987 through 1991, Mr. Wells served as Secretary of Finance and Administration for the Commonwealth of Kentucky and from 1989 through 1991 served as Secretary to the Governor’s Executive Cabinet. During his tenure as Secretary of Finance and Administration, Mr. Wells served as Chairman of various finance and development authorities, including the Kentucky Rural Economic Development Authority, the Kentucky Infrastructure Authority and the Kentucky Housing Corporation.

Meetings and Committees of the Board of Directors

      The Board of Directors of the Company conducts its business through meetings of the full Board and through committees of the Board, including standing Audit and Compensation Committees. During 2000, the Board of Directors held six meetings, the Audit Committee held three meetings and the Compensation Committee held one meeting. Each director attended at least 75% of all meetings of the full Board of Directors and of each committee of the Board of which he or she is a member.

      The Audit Committee is responsible for reviewing with the Company’s independent auditors their audit plan and the scope and results of their audit; reviewing the scope and results of the Company’s internal auditing procedures; consulting with the independent auditors and management with regard to the Company’s accounting methods and the adequacy of its internal accounting controls; approving professional services provided by the independent auditors; reviewing the independence of the independent auditors; and reviewing the range of the independent auditors’ audit and non-audit fees. See “Audit Committee Report” below and “Proposal 3 — Ratification of Appointment of Independent Auditors.” The Audit Committee is composed of Gary S. Bell, H. Jean Marshall-McEntire and John J. Wingfield (Chair). Each of the Committee’s members is a nonemployee director of the Company. Ms. Marshall-McEntire and Mr. Wingfield are “independent” directors within the meaning of Section 121(A) of the American Stock Exchange’s listing standards. Mr. Bell does not qualify as independent under those standards because of his position as President of International Investments, Inc., which is owned by L. Rogers Wells, Jr. and to which the Company pays a fee for consulting services provided by Mr. Bell (see “Executive Compensation — Compensation Committee Interlocks and Insider Participation”). However, the Company’s Board of Directors has determined that Mr. Bell’s membership on the Audit Committee is in the best interests of the Company and its stockholders because of his banking and financial background.

      The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and the President and Chief Executive Officer and ratifying the compensation of all other officers and general wage and salary limits of employees. The Compensation Committee is composed of Gary S. Bell (Chair), H. Jean Marshall-McEntire and John J. Wingfield. The Compensation Committee’s annual report is furnished below under “Executive Compensation — Compensation Committee Report on Executive Compensation.”

      The Board of Directors as a whole functions as a nominating committee to select management’s nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by stockholders if submitted to the Company in accordance with the procedures set forth in Section 2.3 of the Bylaws. See “Stockholders’ Proposals for 2002 Annual Meeting.”

Director Compensation

      Directors who are not employees of the Company receive a fee of $1,000 for each meeting of the Board of Directors or Board committee attended in person (rather than by telephone). Directors who are employees of the Company receive no directors’ fees. The Company paid a total of $12,000 in directors’ fees in 2000.

      Each non-employee member of the Board of Directors — Gary S. Bell, Kazmier J. Kasper, H. Jean Marshall-McEntire, Edmund F. Turek and John J. Wingfield — receives an annual grant of options to purchase shares of Common Stock. As explained below under “Proposal 2 — Approval of Amended and Restated 1994 Stock Incentive Plan,” the option grants for 2000 were made on January 4, 2001. Each non-employee director received an option for 4,500 shares of Common Stock. The exercise price of each option is equal to the fair market value of the

Common Stock on the date of grant. The options vest at the rate of 25% per year beginning one year after the date of grant and expire ten years from the date of grant.

      Edmund F. Turek, the Company’s founder, retired as an employee in 1999. Mr. Turek now has a consulting arrangement with the Company pursuant to which he was paid $120,000 during 2000.

Audit Committee Report

      In 2000, the Securities and Exchange Commission adopted new rules relating to the disclosure of information about companies’ audit committees. The new rules require that the proxy statement contain a report of the audit committee addressing specific matters and that a company’s audit committee charter be included as an attachment to the proxy statement at least once every three years.

      The Company’s Audit Committee Charter is included as Exhibit A to this Proxy Statement. The Charter describes the nature and scope of the duties and responsibilities of the Audit Committee. The Audit Committee’s Report follows.

Audit Committee Report

      The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management. Further, the Audit Committee has discussed with Grant Thornton LLP, the Company’s independent public accountants, the matters required to be discussed by the Statement of Auditing Standards No. 61 (SAS 61 — Communication with Audit Committees) relating to the accountants’ judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

      The Audit Committee also has received the written disclosures and the letter from Grant Thornton required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to Grant Thornton’s independence from the Company, and has discussed with Grant Thornton their independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Gary S. Bell H. Jean Marshall-McEntire John J. Wingfield

PROPOSAL 2 — APPROVAL OF AMENDED AND RESTATED 1994 STOCK
INCENTIVE PLAN

      Since 1994 the Company has maintained two plans, the 1994 Stock Incentive Plan and the 1994 Directors Stock Incentive Plan, under which options to purchase shares of Common Stock may be granted and restricted shares of Common Stock may be awarded. The 1994 Stock Incentive Plan (the “Incentive Plan” or “Plan”) has provided for the issuance of up to 520,000 shares of Common Stock to employees of the Company and to its consultants, advisors and supporters. The 1994 Directors Stock Incentive Plan (the “Directors Plan”) authorizes the issuance of up to 120,000 shares of Common Stock to the Company’s nonemployee directors.

      After the Company’s 1999 annual stock option grants, the Incentive Plan had only 60,950 shares available for future grants and the Directors Plan had only 2,500 shares available. Rather than adding shares to both plans, the Board of Directors decided to simplify the Company’s plan administration by adding shares only to the Incentive Plan and amending that Plan to permit grants to nonemployee directors. Other amendments to accommodate these changes, as well as some updating changes, also were made. The Incentive Plan was amended and restated by the Board on December 29, 2000. The Board does not expect to make any significant future grants from the Directors Plan. Outstanding stock options under the Directors Plan will continue in accordance with their terms and, if additional shares become available in the Directors Plan due to option expirations or forfeitures, they may be used for grants to nonemployee directors.

      Recommendation of the Board. The Board of Directors recommends that stockholders vote “FOR” approval of the amended and restated Incentive Plan. The Board believes that the Plan is a valuable means by which the Company can attract highly qualified employees, directors and others to serve the Company and can encourage them to further the Company’s growth.

      A summary of the amended and restated Incentive Plan follows. The full text of the Plan is set forth as Exhibit B to this Proxy Statement and should be read for complete information.

      The Amended and Restated Incentive Plan. The Company may issue up to 1,120,000 shares of its Common Stock under the Incentive Plan, as amended. Shares attributable to the unexercised portion of an expired or terminated option may be the subject of future Plan grants. Appropriate adjustments in the number of Plan shares issuable and in the number and price of shares covered by outstanding options are and will be made to give effect to changes in the Company’s capitalization. For example, these adjustments were made in connection with the Company’s December 2000 stock split. In order to comply with requirements of Section 162(m) of the Internal Revenue Code relating to the deductibility of executive compensation, the amended Incentive Plan includes a provision that options for no more than 300,000 shares of Common Stock may be granted to any person during any twelve-month period.

      The amended Incentive Plan will be administered by the Company’s Board of Directors, which has the authority to select recipients of Plan awards, determine the number of shares covered by an award and, subject to the requirements of the Plan, set all the terms and conditions of an award. The Board may appoint a committee of directors to approve Plan awards and otherwise administer the Plan. However, only the Board may amend or terminate the Plan, and it may do so at any time. The Company will seek stockholder approval for amendments as required by law and the rules of the American Stock Exchange. No new awards under the Plan may be granted after March 9, 2004.

      Stock Options. Options granted under the Incentive Plan may be either “incentive stock options” as defined in Section 422 of the Internal Revenue Code or “nonqualified” options. Either form of option may be granted to employees of the Company. Nonemployee directors and consultants and advisors may only receive nonqualified options. The amended Incentive Plan no longer provides for the grant of options or restricted shares to “supporters” of the Company. To date, only employees of the Company have received options under the Incentive Plan, and the Company has never awarded restricted shares.

      The per share exercise price of any option granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Incentive stock options granted to a person who holds more than 10% of the Company’s voting stock must have an exercise price of at least 110% of fair market value on the date of grant and may be for a term no longer than five years. Otherwise, no incentive stock option may have a term longer than ten years. Unless otherwise provided by the Board, an option becomes exercisable as to 25% of its shares on each of the first through fourth anniversaries of the option’s date of grant. Notwithstanding any vesting schedule, all of an optionee’s options become fully exercisable if the optionee becomes disabled or dies or in the event of a “change of control” (as described below).

      For purpose of the Plan, the “fair market value” of the Company’s Common Stock is the closing price on the American Stock Exchange on a given date. On March 15, 2001, the fair market value of the Common Stock was $4.25 per share.

      An option’s exercise price may be paid, at the election of the optionee, in cash, with shares of the Company’s Common Stock that have been owned for at least six months or by a combination of these methods. Shares used for this purpose are valued at their fair market value on the date of payment. The Incentive Plan previously provided for “reload” options when shares were used to pay an option’s exercise price. The provision has been deleted.

      An option granted under the Incentive Plan is not transferable, except upon the optionee’s death, unless the Board concludes that a transfer will not result in accelerated taxation and otherwise is appropriate and desirable.

      An option which is not exercisable terminates when the optionee’s employment by or service to the Company terminates. If the option is exercisable at the time of termination of employment or service, it usually will terminate on the earliest of its full exercise, its expiration date or three months after the termination date. If, however, the option is then exercisable and the termination of employment or service is due to disability, the option may be exercised for one year after termination. If an optionee dies (a) while employed by or performing services for the Company, (b) within three months after termination of employment or service for a reason other than cause or (c) within a year after termination due to disability, a then-exercisable option may be exercised for one year after the date of death.

      Restricted Shares. The Board may award shares of restricted stock under the Plan, although it has never done so. Any restricted shares awarded will vest over a four-year period, at the rate of 25% a year beginning on the first anniversary of the award. In addition, the Board may make the vesting and ultimate receipt of restricted shares subject to the satisfaction of other conditions. No purchase price may be charged for restricted shares. Any restricted shares issued will have full voting and dividend rights during the restricted period. Generally, unvested restricted shares will be forfeited if the recipient’s employment by or service to the Company terminates for any reason other than a change of control; however, the Board may provide otherwise or may waive any remaining restrictions at the time of termination. Any outstanding restricted shares become fully vested in the event of a change of control.

      Change of Control. Upon a change of control of the Company, all outstanding stock options and restricted shares will become immediately and fully vested. A “change of control” is defined generally as (1) the beneficial ownership of the Company’s Common Stock by L. Roger Wells, Jr. falling below 50.1% and the acquisition by another person, without approval or ratification by the Board of Directors of the Company, of beneficial ownership of 30% or more of the Company’s Common Stock; (2) the sale or transfer of all or substantially all of the assets of the Company to a person described in (1) above without approval or ratification by the Board; or (3) the change in a majority of the directors of the Company during any fiscal year without the successor directors having been approved in advance by a majority of the directors in office at the beginning of the fiscal year.

      Federal Income Tax Consequences. Generally, the recipient of an incentive stock option recognizes no income upon the grant or exercise of the option. If the stock purchased on exercise of an incentive stock option is not disposed of within two years from the date of grant nor within one year after exercise, the amount realized on the sale of the stock in excess of the option price is treated as a long-term capital gain and the Company is not entitled to a federal income tax deduction. If stock acquired through the exercise of an incentive stock option is disposed of before the expiration of either the prescribed holding periods, the lesser of (a) the difference between the option price and the fair market value at the time of exercise or (b) the difference between the option price and the amount realized upon disposition is treated as ordinary income to the optionee at the time of disposition, represents a preference item for purposes of calculating alternative minimum tax and is allowed as a deduction to the Company. Any excess of the amount realized upon sale over the fair market value at the time of exercise is generally treated as capital gain to the optionee.

      Under most circumstances, an optionee who exercises a nonqualified option recognizes taxable ordinary income, and the Company is entitled to a deduction, at the time of exercise of the option, in an amount equal to the excess of the fair market value of the shares purchased over the option price. At the time of a subsequent sale of the shares, the optionee recognizes a taxable capital gain or loss based upon the difference between the fair market value at the time of exercise and the selling price.

      The recipient of restricted shares may elect to treat as income for the year in which the restricted shares are received the fair market value of the restricted shares awarded. If this election is not made, the recipient realizes taxable income equal to the then fair market value of the restricted shares on the date on which the restrictions lapse. In general, the Company is entitled to deduct amounts realized as income by the recipient.

      Accounting Considerations. The proceeds of the sale of stock under the Plan constitute general funds of the Company and may be used by it for any purpose. Under accounting practices currently in effect and followed by the Company, the grant of an option to an employee or nonemployee director at fair market value does not result in any charge against the Company’s earnings. On the other hand, the grant of an option to an advisor or consultant to the Company, and any award of restricted shares, will result in compensation expense to the Company, with the expense and related tax benefits being recognized systematically in the Company’s financial statements over the applicable vesting or restricted periods.

      Grants. On January 4, 2001, the Board granted stock options under the amended Incentive Plan for the following numbers of shares: L. Rogers Wells, Jr., 25,000 shares; David F. Nichols, 212,500 shares (see “Executive Compensation – Employment Agreement”); Dennis W. Blazer, 8,500 shares; Thomas W. Stokes, 10,000 shares; all current executive officers as a group, 256,000 shares; each director who is not an executive officer (Gary S. Bell, Kazmier J. Kasper, H. Jean Marshall-McEntire, Edward F. Turek and John J. Wingfield), 4,500 shares; and all employees, including all current officers who are not executive officers, as a group, 12,350 shares. Although these option grants are contingent on stockholder approval of the amended Incentive Plan, that approval is assured due to Mr. Wells’ ownership of a majority of the Company’s Common Stock. The recipients of, and numbers of shares covered by, future grants under the Plan are not known at this time. The Plan has no limit on the number of participants.

      The Board of Directors unanimously recommends that stockholders vote “FOR” approval of the amended and restated 1994 Stock Incentive Plan.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001 and has directed that this appointment be submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Board of Directors will reconsider the appointment.

      Representatives of Grant Thornton LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      Information on fees billed by Grant Thornton for services during 2000 is provided below.

      Audit Fees. For professional services rendered for the audit of the Company’s fiscal year 2000 financial statements and the review of the financial statements included in the Company’s fiscal year 2000 Forms 10-Q, Grant Thornton billed the Company a total of $39,000.

      Financial Information Systems Design and Implementation Fees. None.

      All Other Fees. In addition to the fees described above, Grant Thornton billed the Company an aggregate of $40,390 for all other services rendered during 2000. These fees related primarily to tax preparation and employee benefit services.

      The Company’s Audit Committee did not specifically consider whether the non-audit services rendered by Grant Thornton were compatible with maintaining Grant Thornton’s independence as auditors of the Company’s financial statements.

      The Company first engaged Grant Thorton effective October 4, 1999, at which time it dismissed its former independent auditors, KPMG LLP. The decision to change auditors was recommended by the Audit Committee and approved by the Board of Directors of the Company.

      During the 1999 interim periods prior to October 4, 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their report, nor were there any “reportable events,” as identified in the regulations of the SEC during those periods.

      During the 1999 interim periods prior to October 4, 1999, neither the Company nor anyone acting on its behalf consulted with Grant Thornton LLP regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, where either a written report was provided to the Company or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event as noted above.

      The Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

EXECUTIVE COMPENSATION

Summary of Compensation

      The following table sets forth, for the years indicated, compensation paid by the Company for services in all capacities to L. Rogers Wells, Jr., the Company’s Chairman of the Board; to David F. Nichols, the Company’s Chief Executive Officer; and to the Company’s other executive officers who received salary and bonus in excess of $100,000 for 2000. These persons are sometimes referred to as the “named executive officers.”

Summary Compensation Table

				Long-Term

				Compensation

		Annual Compensation		Awards

				Securities
				Underlying
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)

L. Rogers Wells, Jr.	2000	$350,000	$-0-	-0-

Chairman of the Board	1999	$150,000	$-0-	5,000

	1998	$150,000	$-0-	3,500

David F. Nichols	2000	$120,000	$100,000	-0-

President; Chief	1999	$120,000	$20,000	25,000

Executive Officer	1998	$120,000	$7,500	3,500

Dennis W. Blazer(1)	2000	$96,577	$22,000	-0-

Chief Financial Officer	1999	$90,000	$14,000	2,500

	1998	$43,269	$2,500	4,500

Thomas W. Stokes	2000	$85,500	$25,000	-0-

Chief Operating Officer	1999	$80,846	$16,000	3,500

	1998	$69,807	$4,000	2,500

(1)	Mr. Blazer was first employed by the Company in July 1998.

Stock Options

      No stock options were granted to or exercised by the named executive officers during 2000. See “Proposal 2 — Approval of Amended and Restated 1994 Stock Incentive Plan” for information on stock options granted in January 2001. The table below sets forth information regarding the number and value of the unexercised stock options held by the named executive officers at December 31, 2000.

Fiscal Year End Option Values

	Number of Securities Underlying	Value of Unexercised In-the-Money
	Unexercised Options at Fiscal Year End	Options at Fiscal Year End(l)

Name	Exercisable/Unexercisable	Exercisable/Unexercisable

L. Rogers Wells, Jr.	154,750/167,000	$350,859/$45,201

David F. Nichols	46,750/ 94,000	$129,359/$165,201

Dennis W. Blazer	5,750/ 14,000	$15,211/$25,444

Thomas W. Stokes	9,500/ 18,000	$28,445/$31,491

(1)	This value is computed by subtracting the option exercise price from the market price of the Common Stock on December 31, 2000 and multiplying that figure by the total number of unexercised options.

Employment Agreement

      Effective January 1, 2001, the Company entered into an employment agreement with Mr. Nichols for an initial five-year term. Beginning on the fourth anniversary of the agreement and on each subsequent anniversary, the term of the agreement will be extended for an additional year if neither party gives written notice to the contrary. The agreement provides for a minimum annual base salary of $220,000, for cost-of-living increases and for annual consideration for performance increases. Under the agreement, Mr. Nichols received a bonus of $100,000 for 2000 and an award of options for 200,000 shares of the Company’s common stock. For 2001 and subsequent years, he will be entitled to a bonus of 2 1/2% of the Company’s net after tax income plus 5% of any year-over-year after tax net income growth. If the Company terminates the agreement for any reason other than “cause” (as defined in the agreement), disability or death, it will pay Mr. Nichols the greater of (1) two times the sum of his then-current base salary plus the amount of his immediately preceding bonus or (2) his then-current base salary plus immediately preceding bonus for each year remaining in the then-current term of the agreement. The Company also will provide Mr. Nichols with continued health and life insurance benefits through the end of the then-current term of the agreement and will pay him the value of any forfeited or lost pension, profit sharing and similar benefits which would have accrued and vested had he remained employed until that time. Similar benefits are payable if Mr. Nichols resigns within 90 days after a change of control of the Company (as defined in the agreement) or if his employment is actually or constructively terminated within two years after a change of control; in such an event, Mr. Nichols also is entitled to a gross-up for any taxes imposed as a result of the “excess parachute payments” provisions of the Internal Revenue Code.

Compensation Committee Report on Executive Compensation

      This report by the Compensation Committee of the Board of Directors (the “Committee”) discusses the compensation objectives and policies applicable to the Company’s executive officers. The report reviews the Committee’s policy generally with respect to the compensation of all executive officers as a group and specifically reviews the compensation of the Company’s Chief

Executive Officer. The Committee is composed entirely of non-employee directors of the Company.

      To date, the Committee has made its compensation decisions based upon the recommendations of the Company’s Chief Executive Officer and upon his and the Committee’s subjective evaluations of each executive officer’s past performance and anticipated ability to positively impact the Company’s future growth and development. The Committee met informally in 2000 and its recommendations were approved by the full Board of Directors of the Company.

      Compensation Policy for Executive Officers

      The Company’s compensation policies for its executive officers are intended to create a direct relationship between the level of compensation paid and the Company’s current and long-term performance. The Committee believes that this relationship is best implemented by providing a compensation package consisting of a base salary, discretionary bonus and long-term incentive compensation in the form of stock options.

      The Committee believes that base salaries need to be competitive when compared to those of officers in corresponding positions at similarly sized companies in the manufacturing and gaming industry, although the Company’s salaries still remain modest in comparison to salaries of executives of those companies. The bonuses reflected in the Summary Compensation Table for Messrs. Nichols, Blazer and Stokes were awarded in recognition of their positive contributions to the Company’s performance in 2000.

      To provide further incentive for employee performance, and to establish a direct link between that performance and stockholder value, the Company generally makes an annual award of stock options under the Incentive Plan to its executive officers (as well as 10 to 15 other employees). Through these stock options, opportunities for additional compensation by the Company’s executive officers are tied directly to increases in the price of the Company’s Common Stock. The options granted under the Incentive Plan have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and, to encourage a long-term perspective by the employee, have an exercise period of ten years. Although no options were granted during 2000, each named executive officer received an option grant on January 4, 2001, as described in “Proposal 2 — Approval of Amended and Restated 1994 Stock Incentive Plan — Grants.” Information regarding stock options held by the named executive officers as of December 31, 2000 is set forth in the table above.

      Chief Executive Officer Compensation

      For 2000, the base salary of Mr. Nichols, the Company’s Chief Executive Officer, continued unchanged from the level set in 1997. However, because of Mr. Nichols’ contributions to the Company’s successes during 2000, he was awarded a year-end bonus of $100,000. Additionally, in recognition of his valuable services to the Company, effective January 1, 2001, the Company entered into an employment agreement with Mr. Nichols which provides for a salary increase and for bonuses tied directly to the Company’s financial performance. See “Employment Agreement” above. In 2000, Mr. Wells, the Company’s Chairman of the Board, also received a salary increase in recognition of his contributions to the Company. Mr. Wells’ salary had not been adjusted since it was established in 1994. Along with the Company’s other executive officers, both Mr. Nichols and Mr. Wells received annual stock option awards in January 2001. These awards will enable the executives to realize increased compensation if and to the extent that the Company’s performance results in an increase in the price of the Common Stock. As a result, any additional compensation due to these stock options will be tied directly to an increase in overall stockholder value.

      Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to each of the Company’s named executive officers to $1 million for any year unless several requirements are met. The Committee has reviewed these requirements and believes that all compensation paid to its executive officers in 2000 is fully deductible.

COMPENSATION COMMITTEE Gary S. Bell H. Jean Marshall-McEntire John J. Wingfield

Compensation Committee Interlocks and Insider Participation

      A principal function of the Compensation Committee is to establish the compensation of the executive officers of the Company. The Chairman of the Committee, Gary S. Bell, served during 2000 as Secretary and Treasurer of the Company (in a non-employee capacity) and also served as President of International Investments, Inc. International Investments is owned by L. Rogers Wells, Jr., the Company’s Chairman of the Board. Additionally, the Company has an arrangement with International Investments under which it pays International Investments $3,000 per month (for a total of $36,000 in 2000) for consulting services provided to the Company by Mr. Bell.

CERTAIN TRANSACTIONS

      Algonquin Industries, Inc., of which Kazmier J. Kasper, a director of the Company, is President and owner, sells the Company some of the components of the burster mechanisms and other dispensing mechanisms used in the Company’s machines. During 2000, the Company paid $6,152,000 to Algonquin Industries for these mechanisms. The Company currently plans to continue purchasing all of these mechanisms from Algonquin Industries. The Company believes that the purchases are on terms no less favorable than would be obtainable from unaffiliated third parties.

      In 1994 the Company issued 1,335,000 shares of putable and redeemable nonparticipating preferred stock to Edmund F. Turek, a director of the Company, and members of his immediate family. Pursuant to the terms of the preferred stock, on April 17, 2000, the Company redeemed the preferred stock at the request of its holders and, also in accordance with its terms, paid the $1.00 per share redemption price in the form of promissory notes to the holders. These notes are payable beginning April 2, 2001 in annual installments limited to 25% of the net profits, if any, of the Company and are non-interest bearing and unsecured. In connection with the redemption, the Company advanced Mr. Turek $280,000 against payments due him under his note, and all other note holders agreed to subordinate repayment of their notes until the advance and accrued interest are repaid by the crediting of payments on the notes to Mr. Turek’s account. The advance bears interest at the prime rate charged from time to time by the Company’s principal lender.

STOCK PERFORMANCE GRAPH

      The Company’s Common Stock trades on the American Stock Exchange. The following performance graph and accompanying table compare the cumulative total stockholders’ return on the Company’s Common Stock with the AMEX Stock Market Index (U.S. Companies) and with the AMEX index of U.S. and foreign manufacturers of industrial and commercial machinery and computer equipment (SIC Codes 3500-3599) (the “AMEX Machine and Computer Manufacturers Index”) assuming, in each case, that $100 was invested on January 1, 1996 and that any dividends were reinvested.

      Comparison of Five-Year Cumulative Total Returns on Company Common Stock vs. AMEX Stock Market Index and AMEX Machine and Computer Manufacturers Index

CRSP Total Returns Index for:

	12/1995	12/1996	12/1997	12/1998	12/1999	12/2000

Interlott Technologies, Inc.	100.0	83.6	95.5	77.6	61.2	155.2

AMEX Stock Market (US Companies)	100.0	101.5	127.3	186.6	179.3	168.4

AMEX Stocks (SIC 3500-3599 US Companies) Industrial and commercial machinery and computer equipment	100.0	79.5	81.4	82.1	129.4	234.5

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 and the related regulations of the Securities and Exchange Commission require that the Company’s executive officers and directors, as well as any persons who beneficially own more than 10% of the Company’s Common Stock, file reports of their ownership of the Company’s Common Stock with the SEC and the American Stock Exchange. These persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of reports and written representations received by it, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis for 2000, except for the following numbers of transactions which should have been reported on Forms 4: Mr. Bell, four; Mr. Stokes, one; Mr. Turek, twenty-one; and Mr. Wingfield, four. These transactions were reported on each person’s Form 5.

STOCKHOLDERS’ PROPOSALS FOR 2002 ANNUAL MEETING

      Director nominations and other proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders (whether or not intended to be included in the Proxy Statement for the 2002 Annual Meeting) must be submitted to the Company in accordance with the procedures set forth in Sections 2.3 and 1.1, respectively, of the Bylaws of the Company and in accordance with applicable requirements of Securities and Exchange Commission Rule 14a-8. All such proposals, nominations and related information must be received by the Secretary of the Company at 7697 Innovation Way, Mason, Ohio 45040, on or before December 5, 2001.

OTHER BUSINESS

      The Company is not aware of any other matters which may properly by presented at the Annual Meeting. However, if other matters do come before the Meeting, proxies will be voted on those matters in accordance with the recommendations of the Board of Directors.

EXHIBIT A

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the audit committee will:

Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

Review with the independent auditors, the company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination

A-1

of such plans with the independent auditors.

Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

Review accounting and financial human resources and succession planning within the company.

Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

A-2

EXHIBIT B

INTERLOTT TECHNOLOGIES, INC.
1994 STOCK INCENTIVE PLAN
(as amended and restated effective December 29, 2000)

      1. Purpose.

      (a) General Purpose. The purpose of this INTERLOTT TECHNOLOGIES, INC. 1994 STOCK INCENTIVE PLAN (the “Plan”) is to further the growth and development of Interlott Technologies, Inc. (together with any parent or subsidiary corporations, the “Company”) by encouraging employees and others to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue in the employ or service of the Company and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to its service persons of outstanding quality.

      (b) Tax Effects of Stock Rights. It is further intended that part of the Plan qualify as an incentive stock option plan, and that any option granted in accordance with such portion of the Plan qualify as an incentive stock option (“ISO”), all within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The tax effects of any other stock option (a “Non-ISO”) or restricted stock (“Restricted Stock”) granted hereunder should be determined under Section 83 of the Code. Unless otherwise specified, the term “Options” shall refer to ISO’s and Non-ISO’s, and the term “Stock Rights” shall refer to Options and Restricted Stock.

      2. Administration.

      (a) General Administration. The Plan shall be administered and interpreted by the Company’s Board of Directors (the “Board”). Subject to the provisions of the Plan, the Board shall have the authority and sole discretion to determine and designate, from time to time, those persons eligible for a grant of Stock Rights under the Plan, those persons to whom Stock Rights are to be granted, the purchase price (if any) of the shares covered by any Stock Rights granted, the time or times at which Stock Rights shall be granted, and the manner in and conditions under which Options are exercisable (including, without limitation, any limitations or restrictions thereon) and shares of Restricted Stock shall vest. In making such determinations, the Board may take into account the nature of the services rendered by the respective persons to whom Stock Rights may be granted, their present and potential contributions to the Company’s success and such other factors as the Board, in its sole discretion, shall deem relevant. Subject to the express provisions of the Plan, the Board also shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which Stock Rights shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

      (b) Committee. At any time, or from time to time, the Board may appoint a committee of at least two directors (the “Committee”) to administer, or to approve transactions pursuant to, the Plan. In the event a Committee is so appointed, it may carry out all of the functions of the Board with respect to the Plan, except for amendments to or suspension or termination of the Plan.

      (c) Indemnification. In addition to such other rights of indemnification as they have as directors, the members of the Board shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Rights granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

      3. Stock.

      The stock issuable under the Plan shall be authorized but unissued or reacquired shares of the common stock of the Company (the “Common Stock”). Subject to adjustment in accordance with the provisions of Section 7, the total number of shares of Common Stock for which Stock Rights may be granted to persons participating in the Plan shall not exceed in the aggregate 1,120,000 shares of Common Stock and Options for no more than 300,000 shares of Common Stock may be granted to any person during any period of twelve consecutive months. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Stock Rights under the Plan.

      4. Eligibility to Receive Stock Rights; Type of Stock Rights.

      (a) Eligible Optionees and Recipients. The persons eligible to receive Stock Rights hereunder shall be employees of the Company and its parent or subsidiary corporations within the meaning of Section 424(f) of the Code, the Company’s nonemployee directors and advisors and consultants to the Company; provided, that only employees of the Company and any parent or subsidiary corporations shall be eligible to receive grants of ISO’s. The Board from time to time may select such persons to whom Stock Rights are to be offered and granted hereunder; such selected persons hereinafter are referred to individually as “Optionee” and collectively as “Optionees” if receiving an Option, and shall be referred to individually as “Recipient” and collectively as “Recipients” if receiving Restricted Stock.

      (b) Grants. The Board may grant, at any time, new Stock Rights to an Optionee or a Recipient who previously has received Stock Rights, whether such Stock Rights include prior Stock Rights that still are outstanding, previously have been exercised in whole or in part, have expired or are canceled in connection with the issuance of new Stock Rights.

      (c) Limitation on Exercisability. Notwithstanding anything herein to the contrary, the aggregate fair market value of ISO’s which are granted to any employee under the Plan or any other stock option plan adopted by the Company that are first exercisable in any one calendar year shall not exceed $100,000. As of the date any ISO is granted, the Board shall determine its fair market value (for purposes of this paragraph) in accordance with the terms of Section 5 of the

Plan. The Board shall interpret and administer the limitations set forth in this paragraph in accordance with Section 422(d) of the Code.

      5. Terms and Conditions of Options.

      Options may be granted to Optionees from time to time and at such times as may be authorized by the Board. Subject to the provisions hereinafter set forth, each Option granted under the Plan shall be designated either as an ISO or a Non-ISO. In its authorization of the granting of an Option hereunder, the Board shall specify the name of the Optionee, the number of shares of stock subject to such Option and whether such Option is an ISO or a Non-ISO. The Board then shall cause to be prepared a written agreement, executed and dated by the Company, evidencing such Option (the “Option Agreement”) and setting forth the terms and conditions of such Option; provided, an Option Agreement evidencing both an ISO and a Non-ISO shall identify clearly the status and terms of each Option. Option Agreements shall comply with and be subject to the following terms and conditions:

      (a) Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of Common Stock to which it pertains.

      (b) Vesting.

(i) Unless otherwise provided by the Board, each Option shall first become exercisable (that is, vested) with respect to such portions of the shares to such Option as are specified in the schedule set forth hereinbelow; provided, if an Optionee ceases to be an employee of, or ceases to perform services for, the Company, the Optionee’s rights with regard to all non-vested Options shall cease immediately except as provided in paragraphs (ii) and (iii) below. For purposes of this Plan, performance of services for the Company shall include service as a nonemployee director of the Company, and a nonemployee director of the Company shall be considered to have ceased to perform services for the Company on the date he or she ceases to be a director of the Company.

(A) Commencing as of the first anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, 25% of the shares subject to such Option. Prior to said date, the Option shall be unexercisable in its entirety.

(B) Commencing as of the second anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

(C) Commencing as of the third anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

(D) Commencing as of the fourth anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, the remainder of the shares subject to such Option.

(ii) Notwithstanding the above, any Options previously granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Optionee’s becoming totally and permanently disabled or upon the Optionee’s death.

(iii) Notwithstanding the above, all Options previously granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon a Change of Control (as defined in Section 8 hereof).

(iv) The Option Agreement and the Optionee’s right as to vested stock options shall not impose upon the Company any obligation to retain the Optionee as an employee or as an advisor or consultant for any period.

      (c) Option Price.

(i) The purchase price of the shares of Common Stock underlying each Option (the “Option Price”) shall be the fair market value of the Common Stock on the date the Option is granted; provided, in no event shall the Option Price of any ISO granted to an Optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any parent or subsidiary corporation (within the meaning of Section 424(e) of the Code) of the Company be less than 110% of the fair market value of the Common Stock on the date the Option is granted.

(ii) If the Common Stock subject to the Plan is listed on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934, as amended (the “1934 Act”)) or is regularly traded in the over-the-counter market on the date of determination, the fair market value per share shall be the closing price of a share of the Common Stock on said national securities exchange or over-the-counter market on the date of grant of the Option. If shares are publicly traded on a national securities exchange or the over-the-counter market but no shares of the Stock are traded on that date (or if records of such sales are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period both before and after such date, the fair market value shall be the average of the closing prices of the Common Stock on the nearest date before and the nearest date after the date of determination. If the Common Stock is traded both on a national securities exchange and in the over-the-counter market, the closing price shall be determined by the closing price on the national securities exchange, unless transactions on such exchange and in the over-the-counter market are jointly reported on a consolidated reporting system in which case the closing price shall be determined by reference to such consolidated reporting system. If the Common Stock is not listed for trading on a national securities exchange and is not regularly traded in the over-the-counter market, then the Board shall determine the fair market value of the Common Stock from all relevant available facts, which may include opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

      (d) Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Board may determine for each Option; provided, in no event shall any Option be exercisable after ten years (five years in the case of Options granted to Optionees who own more than ten percent of the voting power of all classes of stock of the Company and any parent or subsidiary) from the date the Option is granted. No Option shall be granted hereunder after ten years from the earlier of the date the Plan is approved by the stockholders or is adopted by the Board of Directors.

      (e) ISO’s Converted to Non-ISO’s. In the event any part or all of an ISO granted under the Plan at any time fails to satisfy all of the requirements of an incentive stock option, then the portion of the Option, if any, that still qualifies as an incentive stock option shall remain an ISO, and the portion that does not qualify as an incentive stock option shall become a Non-ISO.

      (f) Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

      (g) Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Board may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 9(a). The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

      (h) Medium and Time of Payment.

(i) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his successors as provided in Section 5(i)(iii)), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank or a federally chartered thrift institution (or guaranteed or notarized in such other manner as the Board may require); or (C) by a combination of (A) and (B).

(ii) If all or part of the Option Price is paid by delivery of shares of the Common Stock, the following conditions shall apply:

(A) Such shares shall be valued on the basis of the fair market value of the Common Stock on the date of exercise. Fair market value shall be determined in the manner provided in Section 5(c)(ii) (dealing with determining the Option Price);

(B) On the date of such payment, the Optionee must have held such shares for at least six months from the date of acquisition; and

(C) The value of such Common Stock shall be less than or equal to the total Option Price payment. If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash.

(iii) In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash (or have withheld from his normal pay) an amount equal to the amount, if any, which the Company at the time of exercise is required to withhold under the income tax withholding provisions of the Code and of the income tax laws of the state of the Optionee’s residence.

      (i) Effect of Termination of Employment, Termination of Service or Death. Except as provided in parts (i), (ii) and (iii) of this subsection, no Option shall be exercisable unless the Optionee thereof shall have been an employee of, or providing services to, the Company from the date of the granting of the Option until the date of exercise; provided, the Board, in its sole discretion, may waive the application of this Section 5(i) with respect to any Non-ISO’s granted hereunder and, instead, may provide a different expiration date or dates in a Non-ISO Option Agreement.

(i) In the event an Optionee ceases to be an employee of, or ceases to perform services for, the Company for any reason other than death or total and permanently disability, any Option or unexercised portion thereof granted to the Optionee shall terminate on and shall not be exercisable after the earliest to occur of (a) the expiration date of the Option, (b) three months after termination of employment or cessation of service (as applicable), or (c) the date on which the Company gives notice to such Optionee of termination of employment or service if employment or service is terminated by the Company because of an act or acts by the Optionee involving personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) (an Optionee’s resignation in anticipation of termination of employment or service by the Company because of an act or acts of the type listed in this sentence (“cause”) shall constitute a notice of termination by the Company); provided, the Board may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Notwithstanding the foregoing, in the event that an Optionee’s employment or service terminates for a reason other than death or disability (as provided in the preceding sentence) at any time after Change of Control (as defined in Section 8 hereof), the term of all Options of that Optionee shall be extended through the end of the three-month period immediately following the date of such termination. Prior to the earlier of the dates specified in the preceding sentences of this Section 5(i)(i), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of employment or service. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

(ii) Upon the termination of an Optionee’s employment or service due to total and permanent disability, as determined by the Board in its sole discretion, any Option or unexercised portion thereof granted to the Optionee which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (a) the expiration date of such Option, or (b) one year after the date on which such Optionee ceases to be an employee of, or ceases to perform services for, the Company; provided, the Board may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of such date, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee’s employment or performance of services ceases due to disability.

(iii) In the event of the death of the Optionee (A) while an employee of, or performing services for, the Company, (B) within three months after the date on which such Optionee’s employment or services terminated (for a reason other than cause) as provided in Section (5)(i)(i), or (C) within one year after the date on which such Optionee’s employment or services terminated due to disability as provided in Section 5(i)(ii), any Option or unexercised portion thereof granted to the Optionee which is otherwise exercisable may be exercised by the Optionee’s personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of death of such Optionee, but in no event later than the date of expiration of the option period; provided, the Board may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. The Board may provide a beneficiary designation by the Optionee as to specific persons eligible to exercise the Stock Rights upon the Optionee’s death. Such exercise shall be effected pursuant to the terms of this Section 5 as if such designated beneficiary, personal representatives, heirs or legatees are the named Optionee.

      (j) Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution; provided, however, that the Board may (but need not) permit other transfers where the Board concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws applicable to transferable options. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee or such permitted transferee; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee’s legal guardian, legal representative, fiduciary or other representative whom the Board deems appropriate based on applicable facts and circumstances.

      (k) Right as a Stockholder. An Optionee shall have no rights as a stockholder with respect to shares covered by his Option until date of the issuance of the shares to the Optionee and only after the Option Price of such shares is fully paid. Unless specified in Section 7, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

      (l) Miscellaneous Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board shall deem advisable. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

      (m) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

      6. Restricted Stock Awards.

      Restricted Stock may be awarded to eligible persons from time to time and at such times as may be authorized by the Board. An award of Restricted Stock shall provide the Recipient with immediate rights of ownership in the shares of Common Stock underlying the award, but such shares shall be subject to such restrictions as the Board shall specify and shall be subject to forfeiture by the Recipient until the earlier of (i) the time such restrictions lapse or are satisfied, or (ii) the time such shares are forfeited. In its authorization of an award of Restricted Stock hereunder, the Board shall specify the name of the Recipient, the number of shares of Restricted Stock to be awarded and the restrictions to which such Restricted Stock shall be subject. The Board then shall cause to be prepared a written agreement, executed and dated by the Company, evidencing such terms of the award (the “Restriction Agreement”). The Board shall present such Restriction Agreement to the Recipient. The failure of the Recipient to execute the Restriction Agreement within 30 days after the date of the receipt of same shall render the Restriction Agreement and the underlying award of Restricted Stock null and void ab inito. Restriction Agreements and the Restricted Stock awarded thereby shall comply with and be subject to the following terms and conditions:

      (a) Recipient and Number of Shares. Each Restriction Agreement shall state the name of the Recipient and the total number of shares of the Common Stock to which it pertains.

      (b) Restrictions on Stock.

(i) The vesting of complete ownership rights in any Restricted Stock awarded pursuant to this Section 6 shall be subject to such terms and conditions as the Board may determine in its sole discretion; provided, no Recipient shall be required to pay any consideration in the form of cash or other property as a condition to acquiring the Restricted Stock. A Recipient shall vest and obtain a nonforfeitable interest in the Restricted Stock as of the date that the last of such terms and conditions is satisfied; provided, if such terms and conditions are not satisfied by the deadline, if any, designated by the Board and specified in the Restriction Agreement, the portion of Restricted Stock still subject to such terms and conditions shall be forfeited and returned to the Company. The Board, in its sole discretion, may provide for the lapse of the terms and conditions to which Restricted Stock is subject in installments, and may provide for different terms and conditions and/or a different restriction period with respect to each award, or any portion of an award, of Restricted Stock.

(ii) In addition to such terms and conditions as the Board may determine with respect to the vesting of any shares of Restricted Stock, all Restricted Stock shall vest with respect to such portion of each grant of Restricted Stock as is specified in the schedule set forth hereinbelow.

(A) Commencing as of the first anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Board may determine) in 25% of the Restricted Stock so granted. Prior to said date, none of such Restricted Stock shall be vested.

(B) Commencing as of the second anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Board may determine) in an additional 25% of the Restricted Stock so granted.

(C) Commencing as of the third anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Board may determine) in an additional 25% of the Restricted Stock so granted.

(D) Commencing as of the fourth anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Board may determine) in the remainder of the Restricted Stock so granted.

Notwithstanding the above, 100% of the shares of Restricted Stock previously granted to a Recipient shall become immediately vested upon a Change of Control (as defined in Section 8 hereof).

      (c) Delivery of Restricted Stock.

(i) The Company shall make delivery of the shares of Restricted Stock within a reasonable period of time after execution of a Restriction Agreement; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

(ii) Unless the certificates representing shares of the Restricted Stock are deposited with a custodian pursuant to paragraph (iii) of this subsection, each such certificate shall bear the following legend (in addition to any other restrictive legend required pursuant to Section 9):

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Interlott Technologies, Inc. 1994 Stock Incentive Plan and a Restriction Agreement, dated _________, ________, between __________________ and Interlott Technologies, Inc. The Plan and Restriction Agreement are on file in the office of the Secretary of Interlott Technologies, Inc.

Such legend shall be removed from any certificate evidencing such shares of Restricted Stock as of the date that such shares become nonforfeitable.

(iii) As an alternative to delivering a stock certificate to the Recipient pursuant to paragraph (ii) of this subsection, any certificate evidencing Restricted Stock may be deposited by the Company with a custodian to be designated by the Board. The Company shall cause the custodian to issue to the Recipient a receipt for any Restricted Stock deposited with it in accordance with this subsection. Such custodian shall hold the deposited certificates and deliver the same to the Recipient in whose name the shares of Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

(iv) A Recipient shall pay in cash (or have withheld from his normal pay) an amount equal to the amount, if any, which the Company is required at any time to withhold under the income tax withholding provisions of the Code and of the income tax laws of the state of the Recipient’s residence.

      (d) Termination of Employment or Service. Except as otherwise determined by the Board and set forth in a Restriction Agreement, in the event that the employment or service of a Recipient to whom Restricted Stock has been granted is terminated for any reason other than a Change of Control (including a termination by the Company whether or not for good cause and a termination by reason of the death, disability or retirement of the Recipient) before satisfaction of the terms and conditions to which the Restricted Stock is subject, all shares of Restricted Stock still subject to restriction shall be forfeited and shall be reacquired by the Company.

      (e) Transfer. No shares of Restricted Stock shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while such shares are still subject to restriction, except that, subject to Section 6(d), such Restricted Stock may be bequeathed by will or transferred by operation of the laws of descent and distribution.

      (f) Waiver of Restrictions. If the Board determines that, in cases of death, disability, retirement or other circumstances determined by the Board, a waiver of any or all remaining restrictions with respect to a Recipient’s Restricted Stock would be desirable, it may elect in its sole discretion to waive such remaining restrictions.

      (g) Rights as a Stockholder. Upon delivery of Restricted Stock to the Recipient (or the custodian, if any), the Recipient shall, except as set forth in Section 6(e), have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends or other distributions paid or made with respect to the Restricted Stock. Until such delivery, the Recipient shall have no rights as a stockholder.

      7. Adjustments Upon Changes in Capitalization.

      (a) Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

(i) The Board shall make an appropriate adjustment in the number and kind of shares available for the granting of Stock Rights under the Plan.

(ii) The Board also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

(iii) Any adjustment to or assumption of ISO’s under this subsection (a) shall be made in accordance with Section 424(a) of the Code and the regulations promulgated thereunder so as to preserve the status of such ISO’s as incentive stock options under Section 422 of the Code.

(iv) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of the Optionee’s Option as is exercised on or prior to the record date for determining stockholders entitled to receive or exercise such rights or warrants.

      (b) Reorganization. Subject to any required action by the stockholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control (as defined in Section 8), the Board, in its discretion, may declare that:

(i) any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Board, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option would have been entitled;

(ii) any or all outstanding Stock Rights granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws); and/or

(iii) any or all Stock Rights granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days’ notice to the Optionees and/or Recipients to whom such Stock Rights have been granted.

      (c) Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the stockholders of the Company, it shall give each Optionee and Recipient written notice of such event at least ten days prior to its effective date, and the rights of all Optionees and Recipients shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

      (d) Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Section 7. The grant of Stock Rights pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Board makes under this Section 7 shall be conclusive.

      8. Change of Control.

      (a) Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean the occurrence of any one of the events described in this Section 8(a). For purposes of this Section 8, the terms used in this Section with an initial capital letter shall have the meanings set forth in Section 8(b) unless otherwise defined in the Plan.

(i) The beneficial ownership of Common Stock of L. Rogers Wells, Jr. falls below 50.1% and the acquisition by a Person (including Affiliates and Associates of such

Person, but excluding L. Rogers Wells, Jr., the Company, any Parent or Subsidiary of the Company, or any employee benefit plan of the Company or of any Parent or Subsidiary of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any Parent or Subsidiary of the Company, to constitute the Person the beneficial owner of 30% or more of the Common Stock, but only if such acquisition occurs without approval or ratification by a majority of the members of the Board of Directors of the Company;

(ii) Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company or of any Subsidiary of the Company to a Person described in subsection (i) above, but only if such transaction occurs without approval or ratification by a majority of the members of the Board of Directors of the Company; or

(iii) During any fiscal year of the Company, individuals who at the beginning of such year constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the directors in office at the beginning of the fiscal year.

      (b) The following definitions shall apply in determining when a Change of Control has occurred:

(i) “Affiliate,” “Associate,” “Parent” and “Subsidiary” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Act as in effect on the effective date of the Plan.

(ii) “Person” shall mean any individual, organization, corporation, partnership or other entity.

      9. Agreement by Optionee or Recipient and Securities Registration.

      (a) Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Stock Rights shall be granted to any Optionee or Recipient, unless, at the time of grant, such Optionee or Recipient (i) represents and warrants that he or she will acquire the stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the stock. If, at the time of the exercise of any Option, it is necessary or desirable, in the opinion of counsel to the Company, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Optionee represent and warrant that he or she is purchasing or acquiring the Common Stock for investment and not with any present intention to resell or distribute the same or make other and further representations and warranties with regard to the holding and resale of such shares, the Optionee shall, upon the request of the Board, execute and deliver to the Company an agreement or affidavit to such effect. Should the Board have reasonable cause to believe that such Optionee did not execute such agreement or affidavit in good faith, the Company shall not be bound by the exercise of the Option. All certificates issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

The shares represented by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state] [and] [are held by an “affiliate” of the Corporation (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended)]. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with said Rule 144, or (iii) upon the issuance to the Corporation of a favorable opinion of counsel or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Corporation, nor will any transferee be recognized as the owner thereof by the Corporation.

If the Common Stock is (A) held by an Optionee or Recipient who is not an affiliate, as that term is defined in Rule 144 of the 1933 Act, or who ceases to be an affiliate, or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in paragraph (b) below, the Board, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

      (b) Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Stock Rights have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee or Recipient. In the event the shares of Common Stock of the Company shall be listed on any national security exchange or on NASDAQ at the time of the exercise of any Option or the vesting of any shares of Restricted Stock, the Company shall make prompt application at its own expense for the listing on such stock exchange or NASDAQ of the shares of Common Stock to be issued.

      10. Effective Date; Amendment and Termination of the Plan.

      (a) Effective Date. The Plan shall be effective as of the date on which the Company’s Form S-1 registration statement relating to the Company’s initial public offering of Common Stock is declared effective by the Securities and Exchange Commission, and no Stock Rights shall be granted hereunder prior to said date; provided, adoption of the Plan shall be approved by the stockholders of the Company at the earlier of (i) the annual meeting of the stockholders of the Company which immediately follows the date of the first grant or award of Stock Rights hereunder, or (ii) 12 months after the adoption of the Plan by the Board. Stockholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s certificate of incorporation and bylaws and by applicable law. Failure to obtain such approval shall render the Plan and any Stock Rights granted hereunder null and void ab initio.

      (b) Amendment and Termination. In the event the Board shall determine that a portion of the Plan does not qualify as an “incentive stock option plan” pursuant to Section 422 of the Code or that the Plan is not in the best interest of the Company or its stockholders for any reason, the Board shall have the power to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. Notwithstanding the above provisions, no such addition, amendment, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees or Recipients who have outstanding Stock Rights without the consent of such Optionees or Recipients, nor may any such change in the Plan be made without the prior approval of the stockholders of the Company if (i) such change would cause the applicable portions of the Plan to fail to qualify as an “incentive stock option plan” pursuant to Section 422 of the Code, or (ii) such stockholder approval is required under Section 422 of the Code or any other applicable law or regulation. Stockholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting at the meeting, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s certificate of incorporation and bylaws and by applicable law.

      11. Application of Funds.

      The proceeds received by the Company from the sale of the Common Stock subject to the Stock Rights granted hereunder will be used for general corporate purposes.

      12. Notices.

      All notices or other communications by an Optionee or Recipient to the Board pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Board at the location, or by the person, designated by the Board for the receipt thereof.

      13. Term of Plan.

      Subject to the terms of Section 6(b), the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, or (ii) the last date upon which Stock Rights may be granted hereunder.

DETACH HERE

Proxy Solicited by the Board of Directors

INTERLOTT TECHNOLOGIES, INC.	for Annual Meeting to be Held on May 3, 2001

    The undersigned hereby appoints Dennis W. Blazer and David F. Nichols, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of Interlott Technologies, Inc. which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders and any adjournments thereof as indicated below as to Proposals 1, 2 and 3. The proxies hereby are further authorized to vote in their discretion on (i) the election of any person as a director if a director nominee named in Proposal 1 is unable to serve or for good cause will not serve, (ii) matters which the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before the proxy solicitation was made and (iii) matters incident to the conduct of the Annual Meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. At the present time, the Board of Directors knows of no other business to be presented to a vote of the stockholders at the Annual Meeting.

(1)	ELECTION OF DIRECTORS:
Nominees to serve until the 2004 Annual Meeting of Stockholders: Kazmier J. Kasper and H. Jean Marshall-McEntire.
FOR ALL WITHHOLD ALL
For, except vote withheld from the following nominee(s):

(2)	APPROVAL OF AMENDED AND RESTATED INTERLOTT TECHNOLOGIES, INC. 1994 STOCK INCENTIVE PLAN
FOR AGAINST ABSTAIN

(Continued, and to be signed on other side)

DETACH HERE

(Continued from other side)

(3)	RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS
FOR AGAINST ABSTAIN

I plan to attend the Annual Meeting Change of Address Below

SIGNATURE(S)

DATE , 2001

Change of Address:

(If you have written in the above space, please mark the corresponding box above.)